Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit Posts Strong First-Quarter
MOUNTAIN VIEW, Calif. – Nov. 16, 2006 - Intuit Inc. (Nasdaq: INTU) today announced its first-quarter 2007 revenue increased 19 percent over the year-ago quarter to $362.1 million. Growth was primarily driven by strong sales of its QuickBooks software and add-on solutions, payroll and payments. Approximately $20 million of first-quarter revenue was attributed to the September launch of QuickBooks 2007, which was about 30 days earlier than last year. Without this earlier launch, revenue growth would have been approximately 12 percent.
     “Intuit just completed another successful quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “QuickBooks 2007 is off to a great start, and our Payroll and Payments segment also performed very well. With a new lineup of TurboTax products just launched, we’re excited about the balance of the fiscal year.”
- more-

Intuit Earnings Q107

First-Quarter 2007 Financial Highlights
     Intuit posted a GAAP (Generally Accepted Accounting Principles) net loss of $58.9 million versus a net loss of $45.8 million in the first quarter of 2006. This represents a net loss of $0.17 per share versus a net loss of $0.13 per share in the year-ago quarter. First-quarter 2006 results included $11.8 million, or $0.03 per share, of net income from discontinued operations. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses.
     Intuit posted a non-GAAP net loss of $42.5 million versus a non-GAAP net loss of $45.0 million in the first quarter of 2006. The first-quarter non-GAAP net loss was $0.12 per share versus a non-GAAP net loss of $0.13 per share in the first quarter of fiscal 2006.
First-Quarter 2007 Business Segment Results
•	QuickBooks revenue of $133.7 million was up 28 percent compared to the first quarter of 2006. The earlier launch of QuickBooks produced approximately $20 million in revenue, without which growth would have been approximately 9 percent.

•	Payroll and Payments revenue of $125.5 million was up 21 percent compared to the first quarter of 2006.

•	Consumer Tax revenue was $12.8 million, compared to $7.9 million in the first quarter of 2006.

•	Professional Tax revenue was $9.7 million, compared to $8.9 million in the first quarter of 2006.

•	Other Businesses revenue of $80.4 million was up 2 percent compared to the first quarter of 2006.
- more -

Intuit Earnings Q107

Forward-looking Guidance
     Intuit reaffirmed its previously-given revenue and earnings per share guidance for the second quarter of fiscal 2007 and provided operating income guidance for the first time. Intuit expects:
•	Revenue of $743 million to $760 million, or year-over-year growth of 0 percent to 2 percent.

•	GAAP operating income of $185 million to $204 million, and non-GAAP operating income of $211 million to $230 million.

•	GAAP diluted earnings per share, or EPS, of $0.34 to $0.37, and non-GAAP diluted EPS of $0.39 to $0.42.
     Intuit also reaffirmed its previously given third quarter, fourth quarter, and full year fiscal 2007 guidance for revenue and earnings per share, details of which are available on Intuit’s Web site at www.intuit.com/about_intuit/investors/earnings/2006/.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s first-quarter 2007 conference call is available at www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PST. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at www.intuit.com/about_intuit/investors/earnings/2006/.
     The conference call number is 866-837-9789 in the United States or 703-639-1425 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code is 945569.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

Intuit Earnings Q107

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release filed by Intuit on November 16, 2006 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains: forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2007 and beyond; all of the statements under the heading “Forward-Looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from competitors, including Microsoft, can have unpredictable negative effects on our revenue, profitability and market position. Governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position. We may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition. Any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. Any significant product quality problems or delays in our products could harm our revenue, earnings and reputation. Our participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal tax returns and electing not to pay for state filing or other services and cannibalization of our traditional paid franchise. Any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation. Our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results. Predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period. We have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business. Our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow. Litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2006 and in our other SEC filings. You can locate these reports through our Web site at <http://www.intuit.com/about_intuit/investors>. Forward-looking statements are based on information as of Nov. 16, 2006, and we do not undertake any duty to update any forward-looking statement or other information in this press release.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2006	2005
Net revenue:
Product	$212,420	$182,454
Service and other	149,651	121,617

Total net revenue	362,071	304,071

Costs and expenses:
Cost of revenue:
Cost of product revenue	37,343	32,431
Cost of service and other revenue	68,372	59,248
Amortization of purchased intangible assets	2,308	2,949
Selling and marketing	155,098	147,430
Research and development	120,214	97,280
General and administrative	77,388	63,595
Acquisition-related charges	2,842	3,759

Total costs and expenses	463,565	406,692

Operating loss from continuing operations	(101,494)	(102,621)
Interest and other income	10,290	6,304
Gains on marketable equity securities and other investments, net	1,221	4,267

Loss from continuing operations before income taxes	(89,983)	(92,050)
Income tax benefit [A]	(31,268)	(34,439)
Minority interest	215	—

Net loss from continuing operations	(58,930)	(57,611)
Net income from discontinued operations [B]	—	11,807

Net loss	$(58,930)	$(45,804)

Basic and diluted net loss per share from continuting operations	$(0.17)	$(0.16)
Basic and diluted net income per share from discontinued operations	—	0.03

Basic and diluted net loss per share [C]	$(0.17)	$(0.13)

Shares used in basic and diluted per share amounts	346,214	354,812

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	Our effective tax rate for the three months ended October 31, 2006 was approximately 35% and did not differ significantly from the federal statutory rate. Our effective tax rate for the three months ended October 31, 2005 was approximately 37% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by the benefit we received from tax exempt interest income.

[B]	In December 2005 we sold our Intuit Information Technology Solutions (ITS) business for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we accounted for the sale of ITS as discontinued operations. Consequently, we have segregated the operating results and cash flows of ITS from continuing operations in our financial statements for all periods prior to the sale. For the three months ended October 31, 2005 we recorded revenue and net income from ITS operations of $14.4 million and $3.3 million. In that period we also recognized $8.5 million in tax benefits from the anticipated disposal of ITS.

[C]	Our Board of Directors authorized a two-for-one stock split which was effected in the form of a 100% stock dividend on July 6, 2006. All share and per share figures in these tables retroactively reflect this stock split.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated November 16, 2006 contains non-GAAP financial measures. Tables B and E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain discrete tax items and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because our non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 35% for the first quarter of fiscal 2006; 37% for the first quarter of fiscal 2007; and 37% for fiscal 2007 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2006	2005
GAAP operating loss from continuing operations	$(101,494)	$(102,621)
Amortization of purchased intangible assets	2,308	2,949
Acquisition-related charges	2,842	3,759
Share-based compensation expense	18,859	20,424

Non-GAAP operating loss	$(77,485)	$(75,489)

GAAP net loss	$(58,930)	$(45,804)
Amortization of purchased intangible assets	2,308	2,949
Acquisition-related charges	2,842	3,759
Share-based compensation expense	18,859	20,424
Gains on marketable equity securities	(1,221)	(4,267)
Income tax effect of non-GAAP adjustments	(8,432)	(8,003)
Exclusion of discrete tax items	2,026	(2,221)
Discontinued operations	—	(11,807)

Non-GAAP net loss	$(42,548)	$(44,970)

GAAP diluted net loss per share	$(0.17)	$(0.13)
Amortization of purchased intangible assets	0.01	0.01
Acquisition-related charges	0.01	0.01
Share-based compensation expense	0.05	0.06
Gains on marketable equity securities	(0.01)	(0.02)
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)
Exclusion of discrete tax items	0.01	(0.01)
Discontinued operations	—	(0.03)

Non-GAAP diluted net loss per share	$(0.12)	$(0.13)

Shares used in diluted per share amounts	346,214	354,812

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All share and per share figures in this Table B retroactively reflect our July 2006 two-for-one common stock split.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	July 31,
	2006	2006
ASSETS
Current assets:
Cash and cash equivalents	$166,074	$179,601
Investments	893,087	1,017,599
Accounts receivable, net	95,499	97,797
Income taxes receivable	103,880	64,178
Deferred income taxes	51,114	47,199
Prepaid expenses and other current assets	72,012	53,357

Current assets before funds held for payroll customers	1,381,666	1,459,731
Funds held for payroll customers	436,212	357,299

Total current assets	1,817,878	1,817,030

Property and equipment, net	201,700	194,434
Goodwill, net	555,506	504,991
Purchased intangible assets, net	63,010	59,521
Long-term deferred income taxes	142,194	144,697
Loans to executive officers and other employees	8,865	8,865
Other assets	46,006	40,489

Total assets	$2,835,159	$2,770,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,854	$70,808
Accrued compensation and related liabilities	90,792	171,903
Deferred revenue	276,647	293,113
Income taxes payable	17,992	33,560
Other current liabilities	101,476	89,291

Current liabilities before payroll customer fund deposits	584,761	658,675
Payroll customer fund deposits	436,212	357,299

Total current liabilities	1,020,973	1,015,974

Long-term obligations	14,948	15,399
Minority interest	814	568
Stockholders’ equity	1,798,424	1,738,086

Total liabilities and stockholders’ equity	$2,835,159	$2,770,027

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(58,930)	$(45,804)
Net income from discontinued operations	—	(11,807)

Net loss from continuing operations	(58,930)	(57,611)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation	22,275	23,145
Acquisition-related charges	2,842	3,759
Amortization of purchased intangible assets	2,308	2,949
Amortization of other purchased intangible assets	2,571	2,031
Share-based compensation — restricted stock	5,031	1,325
Share-based compensation — all other	13,828	19,099
Loss on disposal of property and equipment	214	34
Amortization of premiums and discounts on available-for-sale debt securities	890	1,094
Net realized loss on sales of available-for-sale debt securities	8	380
Net gains on marketable equity securities and other investments	(1,221)	(4,267)
Minority interest, net of tax	215	—
Deferred income taxes	(2,847)	2,520
Tax benefit from share-based compensation plans	16,796	2,522
Excess tax benefit from share-based compensation plans	(8,753)	(939)
Gain on foreign exchange transactions	(88)	(15)

Subtotal	(4,861)	(3,974)

Changes in operating assets and liabilities:
Accounts receivable	2,604	12,921
Prepaid expenses, taxes and other current assets	(58,258)	(38,494)
Accounts payable	26,351	30,665
Accrued compensation and related liabilities	(81,162)	(64,399)
Deferred revenue	(16,779)	(5,237)
Income taxes payable	(15,713)	(16,771)
Other liabilities	11,112	(9,471)

Total changes in operating assets and liabilities	(131,845)	(90,786)

Net cash used in operating activities of continuing operations	(136,706)	(94,760)
Net cash provided by operating activities of discontinued operations	—	10,981

Net cash used in operating activities	(136,706)	(83,779)

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(400,875)	(289,119)
Liquidation of available-for-sale debt securities	490,197	555,069
Maturity of available-for-sale debt securities	34,830	20,775
Proceeds from the sale of marketable equity securities	858	—
Net change in funds held for payroll customers’ money market funds and other cash equivalents	(78,913)	12,406
Purchases of property and equipment	(29,223)	(25,057)
Change in other assets	(4,678)	(4,454)
Net change in payroll customer fund deposits	78,913	(12,406)
Acquisitions of businesses and intangible assets, net of cash acquired	(60,002)	(10,148)

Net cash provided by investing activities	31,107	247,066

Cash flows from financing activities:
Change in long-term obligations	(441)	(634)
Net proceeds from issuance of common stock under stock plans	82,898	21,468
Purchase of treasury stock	—	(194,800)
Excess tax benefit from share-based compensation plans	8,753	939

Net cash provided by (used in) financing activities	91,210	(173,027)

Effect of exchange rates on cash and cash equivalents	862	872

Net decrease in cash and cash equivalents	(13,527)	(8,868)
Cash and cash equivalents at beginning of period	179,601	83,842

Cash and cash equivalents at end of period	$166,074	$74,974

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending January 31, 2007
Revenue	$743,000	$760,000	$—		$743,000	$760,000
Operating income	$185,000	$204,000	$26,000	[a]	$211,000	$230,000
Diluted earnings per share	$0.34	$0.37	$0.05	[b]	$0.39	$0.42
Shares	362,000	364,000			362,000	364,000

Three Months Ending April 30, 2007
Revenue	$1,075,000	$1,105,000	$—		$1,075,000	$1,105,000
Diluted earnings per share	$1.04	$1.08	$0.04	[c]	$1.08	$1.12

Three Months Ending July 31, 2007
Revenue	$355,000	$370,000	$—		$355,000	$370,000
Diluted loss per share	$(0.09)	$(0.07)	$0.05	[d]	$(0.04)	$(0.02)

Twelve Months Ending July 31, 2007
Revenue	$2,525,000	$2,575,000	$—		$2,525,000	$2,575,000
Operating income	$620,000	$646,000	$100,000	[e]	$720,000	$746,000
Operating margin	24%	25%	4%	[e]	28%	29%
Diluted earnings per share	$1.18	$1.22	$0.18	[f]	$1.36	$1.40
Shares	359,000	361,000			359,000	361,000

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]	Reflects estimated adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $2 million; and acquisition-related charges of approximately $2 million.

[b]	Reflects the estimated adjustments in item [a] and income taxes related to these adjustments.

[c]	Reflects adjustments for share-based compensation expense of approximately $21 million; amortization of purchased intangible assets of approximately $2 million; acquisition-related charges of approximately $2 million; and income taxes related to these adjustments.

[d]	Reflects adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $2 million; acquisition-related charges of approximately $1 million; and income taxes related to these adjustments.

[e]	Reflects estimated adjustments for share-based compensation expense of approximately $84 million; amortization of purchased intangible assets of approximately $8 million; and acquisition-related charges of approximately $8 million.

[f]	Reflects the estimated adjustments in item [e] and income taxes related to these adjustments.